                                                                    EXHIBIT 10.2

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

      THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") made and entered into as of this 26th day of April, 2000 between ALTERRA HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), and RDVEPCO, L.L.C., a Michigan limited liability company ("Lender").

                                    Recitals:
                                    ---------

      The parties entered into a Loan Agreement dated as of December 13, 1999 pursuant to which the Company borrowed from Lender on December 14, 1999 the sum of Fourteen Million Dollars ($14,000,000.00) (the "Original Loan Agreement").

      The parties entered into an Amended and Restated Loan Agreement (the "First Amended Loan Agreement") dated as of February 3, 2000 to amend the terms of the Original Loan Agreement and on February 4, 2000, the Company borrowed an additional Twenty Million Dollars ($20,000,000.00), for a total increased loan amount of Thirty-Four Million Dollars ($34,000,000.00) (the "$34 Million Loan").

      The parties wish to amend and restate the First Amended Loan Agreement on the terms and conditions set forth herein.

      NOW, THEREFORE, the parties promise and agree as follows:


                                    ARTICLE I
                                   Definitions
                                   -----------

      In addition to terms defined elsewhere in this Agreement, the following definitions shall apply for purposes of this Agreement:

            "Alterra Equity Transaction" shall mean the consummation of the transaction contemplated by the Purchase Agreement.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of Grand Rapids, Michigan are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

            "Collateral Real Estate" means, collectively, the Original Collateral Real Estate, the First Additional Collateral Real Estate and the Second Additional Collateral Real Estate.

            "Contract" means any contract, agreement, undertaking or commitment (written or oral, formal or informal, firm or contingent) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries, or any of their respective assets are bound, and which has current operative or executory effect.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "First Additional Collateral Real Estate" means the parcels of improved real estate owned by the Company identified on Exhibit A to this Agreement.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

            "Governmental Authority" means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality of any of the foregoing.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

            "Holder" means the Lender and any subsequent holder of the $34 Million Note and/or the $25 Million Note.

            "Holding" means AHC Purchaser Holding, Inc., a Delaware corporation.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing obligations in respect of a lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations) or representing any





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      Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee, whether or not conditional, by such Person of any indebtedness of any other Person.

            "Initial Disbursement" shall have the meaning set forth in
      Section 2.1.

            "Initial Disbursement Date" shall have the meaning set forth in
      Section 2.1.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "LLCs" means those limited liability companies to be vested with fee simple title to the properties comprising the Second Additional Collateral Real Estate as identified on Exhibit B to this Agreement at the time of the Second Disbursement.

            "Material Adverse Effect" shall have the meaning set forth in the Purchase Agreement.

            "Mortgage Modifications" shall mean the amendments to the existing mortgages or deeds of trust and related assignments of leases and rents, if applicable, encumbering the Original Collateral Real Estate and the First Additional Collateral Real Estate, as contemplated under Article IV hereof.

            "New Mortgages" shall mean the mortgages, deeds of trust and related assignments of leases and rents, if applicable, encumbering the Second Additional Collateral Property and being delivered at the Second Disbursement.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Original Collateral Real Estate" means the parcels of unimproved real estate owned by the Company identified on Exhibit C to this Agreement.

            "Permitted Liens" means (i) Liens for taxes and assessments or governmental charges or levies not at the time due, (ii) easements that do not impair or restrict the




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      Company's or Subsidiary's use and enjoyment of the property affected thereby, and (iii) those certain mechanic's and materialmen's liens set forth on Exhibit D to this Agreement and referenced in the lawsuits referenced on Schedule 3.1(ee) of the Purchase Agreement, and (iv) such other mechanic's, materialmen's, laborer's supplier's and other similar liens, inchoate or filed, arising or resulting from construction activities at or on the Second Additional Collateral Real Estate of which the amount claimed pursuant to such liens, in the aggregate, does not exceed $500,000.00.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Purchase Agreement" means that certain Purchase Agreement of even date between the Company, the Lender and the other Purchasers party thereto with respect to the Alterra Equity Transaction.

            "Purchasers" means those investor-parties to the Purchase
      Agreement.

            "Second Additional Collateral Real Estate" means the parcels of improved and unimproved real estate owned by the LLCs identified on Exhibit E to this Agreement.

            "Second Disbursement" shall have the meaning set forth in Section
      2.1.

            "Second Disbursement Date" shall have the meaning set forth in
      Section 2.1.

            "Subsidiary" means any corporation, partnership, limited partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Company or one or more Subsidiaries of the Company.

            "SEC" means the Securities and Exchange Commission.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "1933 Act" means the Securities Act of 1933, as amended.

                                  ARTICLE II
$25 Million Loan and $34 Million Loan; $25 Million Note and $34 Million Note;
-----------------------------------------------------------------------------
                     $25 Million Note Closing Date; Fees
                     -----------------------------------
      2.1. $25 Million and $34 Million Loan; $25 Million Note and $34 Million Note. On December 14, 1999 pursuant to the Original Loan Agreement, Lender disbursed to Company the sum of Fourteen Million Dollars ($14,000,000.00) in principal amount evidenced by a




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promissory note in the form of Exhibit B to the Original Loan Agreement (the
"Original Note"). On February 4, 2000 pursuant to the First Amended Loan Agreement, Lender loaned to the Company the additional sum of Twenty Million Dollars ($20,000,000.00) and, in connection therewith, Lender cancelled the Original Note and, in substitution therefor, the Company delivered to Lender the promissory note in the form of Exhibit C to the First Amended Loan Agreement (the "Original $34 Million Note"). Under and subject to the terms and conditions of this Agreement, the Company shall deliver an amended and restated promissory note in the form of Exhibit F attached hereto (the "$34 Million Note") to extend the maturity of the Original $34 Million Note and the Company shall borrow from Lender up to an additional Twenty Five Million Dollars ($25,000,000.00) (the "$25 Million Loan"). The $34 Million Loan and the $25 Million Loan shall collectively be referred to herein as the "Loans". At the time of the initial disbursement (the "Initial Disbursement") under the $25 Million Note of Six Million Three Hundred Four Thousand and No/100 Dollars ($6,304,000.00), the Company shall execute and deliver to Lender: (i) a promissory note in the form of Exhibit G attached hereto (the "$25 Million Note"), the terms and conditions of which are incorporated in and made a part of this Agreement; (ii) the $34 Million Note, the terms of which are incorporated in and made a part of this Agreement; (iii) the Mortgage Modifications; and (iv) the Amended and Restated Stock Pledge and Amended and Restated Guaranty described in Article IV. On the date (the "Second Disbursement Date") of the next occurring disbursement of Seven Million Six Hundred Ninety-Six Thousand and No/100 Dollars ($7,696,000.00) of the $25 Million Dollar Loan (the "Second Disbursement"), the Company shall execute and deliver to Lender (i) the New Mortgages, and (ii) the LLCs and ALS-WovenHearts, Inc. shall guaranty the Loans upon and subject to the terms and conditions hereinafter set forth. The funds disbursed at the Second Disbursement shall be disbursed directly to or paid for the benefit of the Company and in accordance with the attached Schedule 2.1. The remainder of the $25 Million Loan shall be advanced by Lender and disbursed by Lender to or paid for the benefit of the Company, in each case as approved by Lender in its absolute discretion, to discharge Liens against and pay construction costs related to the Second Additional Collateral Real Estate (as described on Exhibit B as "To Be Developed") and for such other purposes in each case as approved by Lender in its absolute discretion. This is not a revolving credit agreement and any part of the principal of either the $34 Million Note or the $25 Million Note which has been repaid from time to time may not be reborrowed. The $34 Million Note and the $25 Million Note hereinafter shall collectively be referred to as the "Notes". At the $25 Million Note Closing, Lender shall cancel the Original $34 Million Note.

      2.2. Closing; Closing Date. The closing of the $25 Million Loan (the "$25 Million Note Closing") and the Initial Disbursement Date shall occur at 10:00 a.m. at the offices of Rogers & Hardin on or before April 26, 2000 or such other time and place as the parties may agree in writing (the "$25 Million Note Closing Date") upon satisfaction of the terms and conditions under this Agreement as set forth in Article IV, below.

      2.3. Fees. In addition to the fees previously paid pursuant to the Original Loan Agreement and the First Amended Loan Agreement, on or before the $25 Million Note Closing, the Company agrees to pay to the Lender a commitment fee of Five Hundred Thousand and No/100 Dollars ($500,000.00). If not paid prior to the $25 Million Note Closing, the Company agrees that Lender may deduct the commitment fee due on or before the $25 Million Note




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Closing Date from the proceeds of the $25 Million Loan. On the third (3rd) day of each month, starting with May 3, 2000, Company shall pay to Lender facility fees equal to Thirteen Thousand Three Hundred Thirty Three and No/100 Dollars ($13,333.00), multiplied by a fraction, the numerator of which is the amount by which the outstanding principal amount of the $34 Million Note at such date exceeds Fourteen Million Dollars ($14,000,000.00) and the denominator of which is One Million Dollars ($1,000,000.00). None of such facility fees shall be prorated in the event of prepayment of the Notes. If any facility fee is not paid when due, interest shall accrue thereon at the Default Interest Rate, as defined in Section 3.1(a).


                                 ARTICLE III
                       Terms of the Loans and the Notes
                       --------------------------------

      3.1.  Interest Rate; Payment; Usury.
            ------------------------------

            (a) Provided that no Event of Default has occurred and is continuing and subject to the other provisions of this Agreement: (i) during the period from and including February 4, 2000 to, but not including, the date on which all outstanding principal and accrued and unpaid interest and fees on the Loans have been paid in full, principal amount of the Loans outstanding from time to time shall bear interest at the rate of ten percent (10%) per annum. During any period that an Event of Default shall have occurred and be continuing, interest on principal amount of the Loans outstanding from time to time shall accrue at a rate equal to fifteen percent per annum (15%) (the "Default Interest Rate"). Notwithstanding anything contained herein to the contrary, in no event shall the interest rate on the Loans, including the Default Interest Rate, exceed the highest rate permitted by applicable law. Interest on the Loans, including interest at the Default Interest Rate, shall be based on a 360 day year and interest shall accrue and be payable for the actual number of calendar days elapsed. Interest on the principal amount outstanding from time to time shall be payable monthly in arrears beginning on April 30, 2000 and on the last day of each month thereafter until the principal and all accrued interest and facility fees have been paid in full.

            (b) It is the intention of the Company and Lender to conform strictly to applicable usury laws now or hereafter in force, and any interest payable under this Agreement or the Notes shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under such applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be (i) canceled automatically to the extent that such interest exceeds the maximum legal rate; (ii) if already paid, at the option of the Holder, either be rebated to the Company or credited on the principal amount of the Loans; or (iii) if the Loans have been prepaid in full, then such excess shall be rebated to the Company. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received under this Agreement and the Notes that are made for the purpose of determining whether such rate exceeds the







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      maximum legal rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of the Loans (and any extensions of the term thereof that may be hereafter granted) all such interest at any time contracted for, charged, or received from the Company or otherwise by the Holder so that the rate of interest on account of the Loans, as so calculated is uniform throughout the term thereof. If the Company is exempt or hereafter becomes exempt from applicable usury statutes or for any other reason the rate of interest to be charged on the Loans is not limited by law, none of the provisions of this paragraph shall be construed so as to limit or reduce the interest or other consideration payable under this Agreement or the Notes or under the instrument securing payment thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the parties hereto.

      3.2.  Maturity.
            ---------

            (a) $34 MILLION NOTE. Unless the same shall become due earlier as a result of acceleration of the maturity, the $34 Million Note shall mature on the earlier of (i) the Initial Closing (as such term is defined in the Purchase Agreement) of the Alterra Equity Transaction or (ii) the initial closing of a Financing Proposal that is a Superior Proposal (as such terms are defined in the Purchase Agreement) or (iii) February 2, 2001, at which time the outstanding principal balance of the $34 Million Loan and all accrued and unpaid interest and facility fees shall become due and payable.

            (b) $25 MILLION NOTE. Unless the same shall become due earlier as a result of acceleration of the maturity, the $25 Million Note shall mature on the earlier of (i) the Initial Closing (as such term is defined in the Purchase Agreement) of the Alterra Equity Transaction or (ii) the Initial Closing of a Financing Proposal that is a Superior Proposal (as such terms are defined in the Purchase Agreement) or (iii) June 30, 2000, at which time the outstanding principal balance of the $25 Million Loan and all accrued and unpaid interest shall become due and payable.

      3.3.  Prepayments; Partial Releases.
            ------------------------------

            (a) The Company may from time to time prepay the Loans, in whole or in part, at any time. Any partial prepayment shall be applied first to interest which is accrued and unpaid, including interest on any delinquent facility fees, then to the payment of any facility fees that are due and payable and then to principal.

            (b) As to the First Additional Collateral Real Estate, attached hereto as Schedule 3.3 is a schedule of each release price (the "Release Prices") applicable to each parcel. From and after the payment in full of all amounts owed under the $25 Million Note, upon payment by the Company of the Release Price applicable to any particular parcel of First Additional Collateral Real Estate and during such time as no Default or Event of Default is then outstanding, Holder shall cause any and all mortgages, deeds of trust, assignments of leases and rents, UCCs and other security documents encumbering



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      such First Additional Collateral Real Estate to be released and marked satisfied of record. No such partial release shall limit or impair the right of Lender in any other collateral pledged hereunder.

            (c) Upon the payment in full of all sums due and owing under the $25 Million Note, provided no Default or Event of Default is then outstanding, Holder shall deliver to the Company the original, cancelled $25 Million Note, cause any and all New Mortgages, UCCs and other security documents encumbering each or any of the Second Additional Collateral Real Estate properties to be released and marked satisfied of record and cancel and release the Guaranties of the LLCs and ALS-WovenHearts, Inc., and the collateral assignments of LLC interests and any other security interests related solely to the Second Additional Collateral Real Estate.

      3.4. Manner of Payment. The Company shall make payments in respect of the Loans (including principal and interest) by wire transfer of immediately available funds to the account specified by the Holder.

      3.5. Events of Default. Each of the following constitutes an "Event of Default":

            (i) default for five (5) days in the payment when due of interest or any facility fee on the Loans;

            (ii) default in payment when due of the principal of the Loans;

            (iii) failure of the Company to pay on or before the due date thereof any construction or other costs and expenses with respect to the First Additional Collateral Real Estate required in order for such properties to receive governmental approval for occupancy as assisted living facilities, elder care facilities or Alzheimer care units (provided nothing herein shall be deemed or construed as creating an obligation of Lender to fund any construction or pay any Liens with respect to any of the Collateral Real Estate or as creating an obligation of the Company to fund any construction or pay any Liens with respect to any of the Second Additional Collateral Real Estate);

            (iv) failure by the Company for 15 days after notice from the Holder to comply with the provisions described under Article VI hereof; provided, however, if the curing of such failure may not reasonably be accomplished within such time frame, the Company shall have such additional time as is necessary to effect such cure (not to exceed 30 days);

            (v) failure by the Company to comply with any of the covenants described in Sections 6.1 (a)(i), (a)(ii) and (c) and 6.2 (a) and (b) (no notice or opportunity to cure being applicable) or failure by the Company for 30 days after notice from the Holder to comply with any of its other covenants or agreements in this Agreement or the Notes; provided, however, if the curing of such failure may not reasonably be accomplished within such time frame, the Company shall have such additional time as is necessary to effect such cure (not to exceed 60 days);





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            (vi) any of the representations or warranties of the Company set forth in the Original Loan Agreement, First Amended Loan Agreement, or this Agreement or incorporated herein by reference or set forth in any statement or schedule delivered pursuant to the Original Loan Agreement, First Amended Loan Agreement, or this Agreement was untrue or incorrect in any material respect as of the date of execution of the Original Loan Agreement, First Amended Loan Agreement, or this Agreement, respectively or as of the $25 Million Note Closing Date as if made on such date;

            (vii) default by the Company or any of its Subsidiaries under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries, whether such Indebtedness now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity (or if such default consists of a failure to pay upon the express maturity date) and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5,000,000 or more (or, from and after the Second Disbursement Date, as to ALS-WovenHearts, Inc. and each LLC, in any amount);

            (viii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $1,000,000 (or, from and after the Second Disbursement Date, as to ALS-WovenHearts, Inc. and each LLC, in any amount), which judgments are not paid, discharged or stayed for a period of 45 days (or, from and after the Second Disbursement Date, as to ALS-WovenHearts, Inc. and each LLC, 5 days, except with respect to the Permitted Liens);

            (ix) the Company or any of its Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                  (a)   commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (d) makes a general assignment for the benefit of its creditors, or

                  (e) generally is not paying its debts as they become due; or

            (x) a court of competent jurisdiction enters an order or decree in an involuntary case or proceeding under any Bankruptcy Law that:





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
                  (a) is for relief against the Company or any of its Subsidiaries;

                  (b) appoints a custodian of the Company or any of its
            Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or

                  (c) orders the liquidation of the Company or any of its Subsidiaries;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

            (xi) From and after the Second Disbursement Date, any of the Company's interest in any LLC becoming subject to any Lien or other charge or encumbrance other than in favor of Lender.

            (xii) From and after the Second Disbursement Date, any interest in any LLC becoming owned directly or indirectly by anyone other than the Company.

            (xiii) Any default or any event of default occurring under any agreement between Lender and the Company and/or any of its Subsidiaries, including those described in Section 4.1, but expressly excluding defaults under the Purchase Agreement.

            (xiv) Any foreclosure, forfeiture or similar Lien enforcement proceeding (but expressly excluding such actions involving any Permitted Lien) existing whereby any sale or other action by which the Company's or, after the Second Disbursement Date, any LLC's or WovenHearts' interest in any Collateral Real Estate may be involuntarily transferred and such sale or other action (including, but not limited, to a public or private sale or judicial hearing) has been scheduled and not indefinitely adjoined no later than ten
                    (10) days before the scheduled sale or other action.

      3.6.  Acceleration.
            -------------

            (a) Declaration of Acceleration. If any Event of Default occurs and is continuing, the Holder may, upon notice to the Company, declare the Loans to be due and payable immediately; and upon any such declaration all principal and interest on the Loans shall become immediately due and payable; provided, however, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clauses (ix) and (x) of Section 3.5 hereof, with respect to the Company or any Subsidiary, the Loans shall ipso facto become due and payable without further action or notice on the part of the Holder.

            (b) Rescission. At any time after a declaration of acceleration with respect to the Loans, the Holder may, in its sole discretion, rescind and cancel such declaration and


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      its consequences. No such rescission shall affect any subsequent Default or impair any right with respect thereto.

      3.7. Other Remedies. If an Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of principal and interest (including interest at the Default Interest Rate) on the Loans and to enforce the performance of any provision of the Notes or this Agreement and any other agreement related to any Loan. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      3.8. Waiver Of Past Defaults. The Holder may waive any existing Default or Event of Default and its consequences under this Agreement. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      3.9. Priorities. Any sums collected by the Holder hereunder and under the Notes shall be applied first to all costs and expenses of collection, including reasonable attorneys' fees, then to accrued and unpaid interest (including at the Default Interest Rate to the extent applicable), then to facility fees, and then to principal.


                                  ARTICLE IV
                                  Conditions
                                  ----------

      4.1. Conditions to Lender's Obligations. Lender's obligation to make advances under the $25 Million Loan shall be subject to the prior satisfaction of the following conditions, except to the extent waived by Lender in writing:

            (a) Prior to or contemporaneously with the Initial Disbursement, Company shall have paid to the Lender the commitment fee due on or before the $25 Million Note Closing Date required pursuant to Section 2.3, above, and shall have reimbursed Lender for the fees and expenses for which Company is liable pursuant to the terms of Section 7.4, below, to the extent documented to Company as of the Closing.

            (b) Prior to or contemporaneously with the Initial Disbursement, with respect to each parcel of the Original Collateral Real Estate and the First Additional Collateral Real Estate, Company shall have executed and caused to be duly recorded the Mortgage Modifications.

            (c) Prior to or contemporaneously with the Second Disbursement, with respect to the Second Additional Collateral Real Estate:





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
                  (i) Company shall have provided evidence reasonably
            satisfactory to Lender that the costs incurred by the Company through March 31, 2000 for the Second Additional Collateral Real Estate aggregated not less than ($24,900,000.00) and the cost required to be expended in order to receive governmental approval for occupancy thereof is not in excess of Sixteen Million Two Hundred Thousand and No/100 Dollars ($16,200,000.00) plus remobilization costs, interest, penalties, costs for additional materials, change orders and to repair deterioration occasioned as a result of the slowdown/cessation of construction activities and all other costs, all of which shall not exceed $2,000,000.00 in the aggregate;

                  (ii) at the time of any disbursement, none of the such
            Collateral Real Estate shall be subject to any Lien unacceptable to Lender other than Permitted Liens;

                  (iii) prior to or contemporaneously with the Second
            Disbursement, Company shall have provided to Lender surveys, environmental reports and such other matters as reasonably required by Lender relating to the Second Additional Collateral Real Estate and Lender shall be satisfied therewith in its sole discretion;

                  (iv) prior to or contemporaneously with the Second
            Disbursement, Lender shall have received the commitment for the issuance by Chicago Title Insurance Company of an ALTA lender's policy of title insurance (without standard exceptions and with such endorsement as directed by Lender) with respect to each of the Second Additional Collateral Real Estate (collectively, the "Additional Title Commitments");

                  (v) prior to or contemporaneously with the Second
            Disbursement, as to the Second Additional Collateral Real Estate designated as "To Be Developed" on Exhibit B, the Company, as sole member of the LLC's vested with title to the Second Additional Collateral Real Estate shall have executed and caused to be duly recorded the New Mortgages in favor of Lender in forms reasonably acceptable to Lender and its counsel encumbering each of such properties and shall have executed and filed Forms UCC 1 with respect to the personal property located and to be located at each of such properties in forms reasonably acceptable to Lender and its counsel and shall have provided evidence of each of the foregoing requirements to Lender; and

                  (vi) prior to or contemporaneously with the Second
            Disbursement, as to the Second Additional Collateral Real Estate designated as "Not To Be Developed" on Exhibit B, Company, as sole member of the LLCs and sole shareholder of ALS-WovenHearts, Inc., shall have executed and caused to be duly recorded the New Mortgages, in forms reasonably acceptable to Lender and its counsel and shall have provided evidence of each of the foregoing requirements to Lender.

            (d) Prior to or contemporaneously with the First Disbursement, Holding shall have executed and delivered an amended and restated guaranty and the Company shall have executed and delivered an amended and restated stock pledge agreement with respect to the stock of Holding. Holding shall have guaranteed the Loans in form and substance satisfactory to Lender and its counsel.

            (e) Prior to or simultaneously with the Second Disbursement, the LLCs and WovenHearts shall have executed and delivered guaranties of the Loans and the Company shall have pledged to Lender as collateral security for the performance of its obligations pursuant to this Agreement and the Notes its interests in the LLCs in form and substance satisfactory to Lender and its counsel.

            (f) At each disbursement, as applicable, Lender shall have received an opinion of Rogers & Hardin, counsel to Company, Holding, ALS-WovenHearts, Inc. and the LLCs, in form and substance acceptable to the Lender and its counsel and opinions of local counsel reasonably satisfactory to Lender and its counsel with respect to the validity and enforceability of each form of the Mortgage Modifications and New Mortgages, as applicable.

            (g) Each of the representations and warranties of the Company set forth in this Agreement or incorporated herein by reference and of the Company, Holding, ALS-WovenHearts, Inc. and each LLC set forth in any other agreement and statement or schedule delivered pursuant to this Agreement are true and correct in all material respects as of the date of execution of this Agreement, as of the date of each advance under the $25 Million Loan, and as of the $25 Million Note Closing Date, as if made on each such date.

            (h) At each disbursement, as applicable, the Company shall not be in default with respect to any of its covenants and agreements set forth in
      Article VI of this Agreement or set forth elsewhere in this Agreement.

            (i) At each disbursement, no Default or Event of Default shall have occurred and be continuing.

      4.2. Waiver. Lender may waive in writing any of the conditions to its obligations set forth in Section 4.1 in its sole discretion.

      4.3. Conditions to Closing. Both Lender's and the Company's obligations hereunder shall be subject to the prior satisfaction of the following condition, except to the extent waived by both Lender and the Company in writing:

            (a) The Company and Purchasers shall have executed and delivered the Purchase Agreement.

                                  ARTICLE V
                        Representations and Warranties
                        ------------------------------


      5.1. Representations and Warranties of the Company. In order to induce the Lender to enter into this Agreement, the Company represents and warrants to the Lender, which representations and warranties shall survive the Closing and be independent of any investigation or lack of investigation of Company made by or on behalf of Lender, as follows with such representations and warranties to be effective as to the Company and WovenHearts and Holding as of the date of this Agreement and with such representations and warranties as to the LLCs to be effective as of the Initial Disbursement Date:

            (a) Organization and Standing; Issued and Outstanding Shares. Each of the Company, the LLCs, ALS-WovenHearts, Inc. ("WovenHearts") and Holding is duly incorporated or formed, as the case may be, and validly existing under the laws of the State of Delaware, and has all requisite power and authority to own or lease its properties and assets and to conduct its business as it has been and is proposed to be conducted. Each of the Company, the LLCs, WovenHearts and Holding is qualified to do business and in good standing in each jurisdiction in which the failure to so qualify could have a material adverse effect upon its assets, properties, liabilities, financial condition, results of operations or business. Holding has no Subsidiaries other than AHC Purchaser, Inc., all of the issued and outstanding shares of which are owned by Holding. The Certificate of Incorporation or Operating Agreement, as applicable, and amendments thereto of each of Holding, WovenHearts, the LLCs and AHC Purchaser, Inc., are in the form previously provided to Lender. The issued and outstanding capital stock of Holding is as set forth in Schedule 5.1(a). As of the Initial Disbursement Date, the Company will own 100% of the membership interests and be the sole member of each of the LLCs. The Company owns 100% of the shares of capital stock of WovenHearts.

            (b) Indebtedness and Contracts of Holding and LLCs. Except for such Contracts or Indebtedness as are contemplated hereby or thereby as set forth on Schedule 5.1(b), the LLCs and Holding have no Indebtedness and are not a party to any Contracts (whether formal or informal, written or oral, firm or contingent), other than (i) the pledge by Holding of the capital stock of AHC Purchaser, Inc., delivered in connection with the recent financing provided by GMAC, and (ii) those Contracts to be assigned by the LLCs to Lender as provided in Section 4.1(c)(v) of this Agreement on the Initial Disbursement Date.

            (c) Capacity of the Company; Consents; Execution of Agreements. The Company has the requisite power, authority, and capacity to enter into this Agreement and the agreements contemplated hereby and to perform the transactions and obligations to be performed by the Company hereunder and thereunder. Holding, WovenHearts and the LLCs have the requisite power, authority and capacity to enter into the agreements contemplated hereby, as applicable, and to perform the transaction and obligations to be performed by Holding, WovenHearts and the LLCs thereunder, as applicable. Except as described on Schedule 5.1(c) hereto, no consent, authorization, approval, license, permit or order of, or filing with, any Person or Governmental Authority is required in connection with the execution and delivery of this Agreement or the performance by the Company, Holding, the LLCs, or WovenHearts of the transactions and obligations to be performed by it hereunder, except as contemplated by this Agreement. The failure to obtain any of the consents described on Schedule 5.1(c) prior to the $25 Million Note Closing Date will not have a material adverse effect upon the Company's assets, properties, liabilities, financial condition, results of operations or business. The execution and delivery of this Agreement and the performance of the transactions and obligations contemplated hereby by the Company have been (or, with respect to the LLCs will be) duly authorized by all requisite action of the Company, the LLCs, WovenHearts and Holding, as applicable. This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

            (d) Status of Notes. The Notes to be issued hereunder, when issued by the Company to the Lender pursuant to the terms of this Agreement, will be duly authorized and validly issued.

            (e) Conflicts; Defaults. The execution and delivery of this Agreement and the execution by the LLCs, Holding and WovenHearts of a guaranty of the Loans and the pledge by Company of the membership interests of the LLCs and the shares of Holding to secure the Company's obligations hereunder and under the Notes, and the performance by the Company, the LLCs, WovenHearts and Holding of the transactions and obligations contemplated hereby and thereby to be performed by each will not: (i) violate, conflict with, or constitute a default under any of the terms or provisions of its certificate of incorporation or bylaws or its Operating Agreement, as applicable, or any provisions of, or result in the acceleration of any obligation under, any Contract, note, debt instrument, security agreement, or other instrument to which the Company, the LLCs, Holding, WovenHearts or any other Subsidiary is a party or by which the Company, the LLCs, Holding, WovenHearts or any other Subsidiary or any of their respective assets is bound, except for such conflicts, violations, breaches or defaults which would not have, or reasonably be expected to have, a Material Adverse Effect; (ii) result in the creation or imposition of any Liens or claims upon the assets of the Company, Holding, WovenHearts or any other Subsidiary or their issued and outstanding capital stock (except as contemplated by this Agreement); (iii) constitute a violation of any law, statute, judgment, decree, order, rule, or regulation of a Governmental Authority applicable to the Company, the LLCs, Holding, WovenHearts or any other Subsidiary; or (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing. None of the Company, the LLCs, Holding, WovenHearts or AHC Purchaser, Inc. is presently in violation of any provision of its certificate of incorporation or bylaws as to such corporations or its certificate of formation or operating agreement as to each LLC. None of the Company, the LLCs, Holding, WovenHearts or any Subsidiary is presently in default in any material respect under any of the terms or provisions of any of its material Contracts, notes, debt instruments, security agreements, or other instruments, except for the matters set forth on
      Schedule 3.1(j) of the Purchase Agreement and except for such defaults which would not have, or reasonably be expected to have a Material Adverse Effect, or any order, judgment, or decree relating to it or its business or by which it or any of its assets is bound.

            (f) Periodic Reports. The Company has timely filed with the SEC all periodic reports heretofore required to be filed by it pursuant to the 1934 Act and all such periodic reports (including the financial statements or information forming a part thereof) are complete and comply, in all material respects, with the requirements of the SEC applicable to such periodic reports and financial statements.

            (g) Compliance with Laws. The Company, WovenHearts and the LLCs are not in violation of, nor do any of their operations violate in any respect, any statute, law, or regulation of any Governmental Authority applicable to the Company, any of their assets, or the conduct of its business ("Applicable Laws"), the violation of which reasonably could be anticipated to have a Material Adverse Effect upon the Company's or a Material Adverse Effect upon the LLCs' assets, properties, liabilities, financial condition, results of operations or business, and no material expenditures are or, based on present requirements, will be required of the Company or the LLCs in order for it to comply or remain in compliance with any Applicable Laws.

            (h) Litigation. Except as set forth in Schedule 3.1(ee) to the Purchase Agreement, the Company is not a party to any material legal action, suit, claim, investigation or proceeding which is not adequately described in a periodic report heretofore filed by the Company with the SEC and, to the best of the Company's knowledge and belief after due inquiry, there exist no facts or circumstances which reasonably could be anticipated to result in any such action, suit, claim, investigation, or proceeding. None of the LLCs are a party to any material legal action, suit, claim, investigation or proceeding which are not listed on Schedule 3.1(ee) of the Purchase Agreement and, to the best of the Company's knowledge and belief after due inquiry, there exist no facts or circumstances which reasonably could be anticipated to result in any such action, suit, claim, investigation or proceeding, other than the Permitted Liens.

            (i) Taxes. The Company has prepared and duly and timely filed with each appropriate Governmental Authority, all material federal, state, municipal, local and foreign tax returns, information returns and other reports required to be filed on or before the date of this Agreement and has paid all material taxes required to be paid by the Company prior to the date of this Agreement in respect of the periods covered by such returns and reports, except such taxes as are being contested in good faith.

            (j) Environmental Compliance. The LLCs and the Company and its Subsidiaries are in compliance with all applicable federal, state and local laws and requirements (including permit requirements) relating to the protection of health or the environment in connection with the ownership, operation and condition of its properties and business, except where failure to comply would not have material adverse effect.

            (k) Securities Laws. No consent, authorization, approval, permit, or order of or filing with any Governmental Authority is required in order for the Company to execute and deliver this Agreement or to offer, issue, sell, or deliver the $25 Million Note. Based in part on the representations of the Lender and under the circumstances contemplated hereby and under current laws and regulations, the offer, issuance, sale and delivery of the Note to the Lender is exempt from the prospectus delivery and registration requirements of the 1933 Act.

            (l) Hedging Obligations. The LLCs and the Company and its Subsidiaries do not have any outstanding Hedging Obligations except to the extent entered into pursuant to and in compliance with any credit agreements to which they may be a party.

            (m) Disclosure. The Company has fully responded to all written requests for information and has accurately answered, to the best of the Company's knowledge and belief after due inquiry, all written questions from the Lender concerning the assets, properties, liabilities, financial condition, results of operations, business and prospects of the Company, and has not knowingly withheld any facts relating thereto which it reasonably believed to be material with respect to the assets, properties, liabilities, financial condition, results of operations, business or prospects of the Company. No information in this Agreement, or in any Schedule or Exhibit attached to this Agreement or delivered to Lender in connection herewith, contains any untrue statement of a material fact or when considered together with all such information delivered to the Lender omits to state any material fact necessary in order to make the statements made in the light of the circumstances under which they were made, when taken as a whole, not misleading. The disclosures made in writing by the Company in connection with this Agreement do not contain any untrue statement of a material fact nor omit to state a material fact necessary to make the statements made therein not misleading. There is no fact or circumstance relating to the Company which materially and adversely affects or in the future may, in the reasonable business judgment of the Company, be expected materially and adversely to affect the same which has not been set forth in this Agreement or the Schedules hereto.

            (n) Changes in Circumstances. Since December 31, 1999, and except as set forth or referenced in the Purchase Agreement, Company has not suffered any material adverse change in its assets, properties, liabilities, financial condition, results of operations, business or prospects.

            (o) Contracts. Except for this Agreement, the Purchase Agreement and the agreements contemplated hereby, the Company has filed all material contracts required to be filed by Item 601(b)(10) of Regulation S-K under the 1933 Act and the 1934 Act.

            (p) Second Additional Collateral Real Estate. The amounts set forth (and the evidence provided in support) in Section 4.1(c)(i) and the amounts set forth on Exhibit D are true, correct and complete in all material respects.

      5.2 Representations and Warranties of the Lender. The Lender represents and warrants to the Company that:

            (a) Investment Intent. The Notes are being acquired for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. The Lender understands that the Notes have not been registered under the 1933 Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof. It further understands that the Notes will bear the following legend and agrees that it will hold the Notes subject thereto:

            THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

            (b) Capacity of the Lender; Execution of Agreement. Lender has all requisite power, authority, and capacity to enter into this Agreement, and to perform the transactions and obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

            (c) Accredited Investor. The Lender and each member of Lender is an "accredited investor" as defined in Rule 501 (a) of Regulation D promulgated under the 1933 Act.

                                  ARTICLE VI
                           Covenants and Agreements
                           ------------------------


      6.1. Affirmative Covenants. So long as any Indebtedness remains outstanding under this Agreement and the Notes, the Company covenants and agrees that it will and will cause each Subsidiary to:

            (a) Certain Information and SEC Reports. Furnish to Lender in form and substance satisfactory to Lender:

                  (i) within five (5) days after the Company learns of the
            commencement or overtly threatened commencement of any material claim or suit, legal or equitable, or of any administrative, arbitration, or other similar proceeding against the Company or any of its Subsidiaries, or any of their respective businesses, assets, or properties which claim or proceeding, if determined adversely to the Company or such Subsidiary, would be likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, written notice of the nature and extent of such suit or proceeding or, as to each LLC individually;

                  (ii) within five (5) days after the Company learns of any
            circumstance or event which reasonably can be expected to have a material adverse effect on the assets, properties, liabilities, financial condition, results of operations, business, or prospects of the Company and its Subsidiaries taken as a whole, or, as to each LLC individually, written notice of the nature and extent of such circumstance or event;

                  (iii) simultaneous with the transmission thereof to Company's shareholders, copies of (or notice from an EDGAR watch service of) all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders and copies (or notice from an EDGAR watch service of) of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses; and

                  (vii) within ten (10) days after the Holder makes a reasonable request therefor, such other data relating to the business, affairs and financial condition of the Company or any of its Subsidiaries.

            (b) Taxes. Pay and discharge all taxes and other governmental charges before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

            (c) Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate.

            (d) Examination of Books. Permit the Lender, through its authorized attorneys, accountants and representatives, to examine the Company's books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of the Lender, at the Company's cost and expense (provided that so long as the Company shall not be in default, the Company shall be obligated to pay for no more than one
      (1) such examination per year).

            (e) Notification of Events of Default, Acceleration or Material Adverse Effect. Promptly notify the Lender of any condition or event which constitutes, or with the passage of time and/or the giving of notice would constitute, an Event of Default under this Agreement or of any acceleration of the maturity of any Indebtedness aggregating $5 million or more of the Company, and promptly inform Lender of the existence or occurrence of any condition or event (other than conditions having an effect on the economy in general) which could reasonably be anticipated to have a Material Adverse Effect upon the Company's financial condition.

            (f) Maintenance of Licenses. Maintain in good standing all licenses required by any Governmental Authority that may be necessary or required for the Company and its Subsidiaries to carry on their respective businesses, where the failure to maintain such licenses would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole (or, after the Second Disbursement Date, as to each LLC individually).

            (g) ERISA Compliance. Comply with all material requirements imposed by ERISA as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any defined contribution employee benefit plan ("Pension Plan").

            (h) Compliance with Law. Comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, including without limitation the Collateral Real Estate, except to the extent that compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company and except where the failure to comply would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole (or, as to each LLC individually).

            (i)   [INTENTIONALLY DELETED]

            (j) Title Insurance. At the request of Lender, the Company shall purchase mortgagee title insurance for the Lender pursuant to the Additional Title Commitments furnished pursuant to this First Amended Loan Agreement and to the Title Commitments furnished pursuant to the Original Loan Agreement.

      6.2. Negative Covenants. The Company covenants and agrees that so long as any Indebtedness remains outstanding under this Agreement and the Notes, without the prior written consent of Lender, Company will not:

            (a) No Mergers, Etc. Enter into any merger or consolidation or sell, lease, transfer or dispose of all, substantially all, or any material part of its assets, except in the ordinary course of its business.

            (b) Limitations on Indebtedness. Become or remain obligated, or suffer or permit any Subsidiary to become or remain obligated, for any Indebtedness, except:

                   (i) Indebtedness arising pursuant to this Agreement; and

                  (ii) other Indebtedness, whether now outstanding or hereafter incurred, provided that the sum of all of the Indebtedness of the Company and the Subsidiaries at any time outstanding on a consolidated basis (excluding, however, any Indebtedness arising as a result of acquisitions or business combinations effected after the date of this Agreement) does not exceed the amount of Indebtedness set forth in the Financial Model dated on or about April 24, 2000 delivered by the Company to Lender.

            (c) Limitations on Mortgages. Create or permit to exist any Lien on the Collateral Real Estate, other than Permitted Liens and mortgages in favor of Lender.


                                 ARTICLE VII
                                Miscellaneous
                                -------------

      7.1. Waiver and Amendments. No failure or delay on the part of Lender in the exercise of any power or right, and no course of dealing between Company and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Lender at law or in equity. No notice to or demand on the Company required hereunder or under the Notes shall in any event entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action and any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lender. Any waiver of any provision of this Agreement or the Notes, and any consent to any departure by Company from the terms of any provision of this Agreement or the Notes, shall be effective only in the specific instance and for the specific purpose for which given.

      7.2. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid registered or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the post-mark date thereof. Notices may be given by recognized overnight courier services and shall be deemed to have been received as of the regularly scheduled time for delivery established by such courier service. In addition, notices hereunder may be delivered by hand in which event the notice shall be deemed effective when delivered or by telecopy in which case it shall be deemed effective upon confirmation of transmission. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

      If to Company:
      --------------

            Alterra Healthcare Corporation
            10000 Innovation Drive
            Milwaukee, Wisconsin 53226
            Attention: President
            Fax: (414) 918-5055

      With a copy to:
      ---------------

            Rogers & Hardin
            2700 International Tower
            229 Peachtree Street, N.E.
            Atlanta, Georgia, 30303
            Attn: Alan Leet, Esq.
            Fax: (404) 525-2224

      If to Lender:
      -------------

            RDVEPCO, L.L.C.
            c/o RDV Corporation
            126 Ottawa Avenue, N.W.
            500 Grand Bank Building
            Grand Rapids, Michigan 49503
            Attention: Robert H. Schierbeek, Treasurer
            Fax: (616) 454-4654

      With a copy to:
      ---------------

            EDP Management Company
            190 River Avenue
            Suite 300
            Holland, Michigan 49423
            Fax: (616) 494-8110

            and

            Hecht & Lentz
            333 Bridge, N.W., Suite 330
            Grand Rapids, MI 49504
            Attention: David M. Hecht, Esq.
            Fax: (616) 776-7203

Any party hereto may change the address to which notices shall be directed under this Section by giving written notice of such change to the other parties.

      7.3. Restriction on Transfer. The Lender acknowledges that the Notes have not been registered under the Securities Act of 1933, as amended, (the "1933 Act") or the securities laws of any state. Accordingly, the Notes may not be sold or otherwise disposed of or transferred, unless such sale, disposition or transfer is registered under the 1933 Act and applicable state securities laws or unless the Company has received an opinion of counsel reasonably acceptable to the Company that such sale, disposition or transfer is exempt from such registration. The Notes shall bear a restrictive legend to the foregoing effect.

      7.4. Expenses. Company shall reimburse Lender for all of its reasonable out-of-pocket expenses incurred in the negotiation, preparation, execution and delivery of this Agreement, the Notes and other documents contemplated hereby and all related due diligence, including, without limitation, the expenses of legal counsel and accountants. Company shall also reimburse Holder for all of its out-of-pocket expenses incurred in the administration, waiver, modification and enforcement of any of its rights under this Agreement and the Notes, including, without limitation, the reasonable expenses of legal counsel and accountants. In addition, Company shall be responsible for any documentary taxes, if any, incurred in connection with the transactions contemplated by this Agreement and the Notes.

      7.5. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      7.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

      7.7. Successors and Assigns. This Agreement shall be binding upon Company and Lender and their respective successors and assigns, and shall inure to the benefit of Company and Lender and their successors and assigns.

      7.8. Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

      7.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

                          * * * * * * * * * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned thereunto duly authorized as of the date first written above.

                              THE COMPANY:

                              ALTERRA HEALTHCARE CORPORATION


                              By: /s/ William F. Lasky
                                 -----------------------------
                                  William F. Lasky
                                  Title: President

                              LENDER:



                              RDVEPCO, L.L.C.

                             By: RDV Altco, L.L.C.,
                                  a member

                                     By:  EDP Assisted Living Properties,
                                          L.L.C., a member

                                     By:  /s/ Robert Haveman
                                          -----------------------------
                                     Its: Authorized Agent
                                          -----------------------------

                                    Exhibit A
                                    ---------

                     First Additional Collateral Real Estate


1.    Corona, CA

2.    Leawood, KS

3.    Topeka, KS

4.    Lynchburg, VA

5.    Lebanon I, TN [RELEASED]

6.    Lebanon II, TN [RELEASED]

                                    Exhibit B
                                    ---------

                    Second Additional Collateral Real Estate


To Be Developed:
----------------

1.    W. Melbourne, FL

2.    Valley Station, KY

3.    Kenosha, WI

4.    New Castle, DE

5.    Frederick, MD

6.    Irving Valley Ranch, TX

7.    Ft. Wayne-Dupont, IN



Not to Be Developed:
--------------------

8.    Gloucester, NJ

9.    Hamilton, NJ

10.   Murfreesboro, TN

11.   Greenwood, IN

Danville, VA

                                    Exhibit C
                                    ---------

                         Original Collateral Real Estate

1.    Temecula, CA

2.    Novato, CA

3.    Apple Valley, CA

4.    Moorpark, CA

5.    Palmdale, CA

6.    Arvada I, CA

7.    Goldsboro, NC

8.    Greenville, NC

9.    Hendersonville, NC

10.   Henderson, NV

11.   Cordova, TN

12.   Chesapeake, VA

13.   Centerville, GA

14.   Columbus, GA

15.   Valdosta, GA

16.   Holt, MI

17.   Tulsa, OK

18.   Easley, SC

19.   Sumter, SC

                                    Exhibit D

                       Mechanic's and Materialmen's Liens



LIEN FILED BY                    SITE LOCATION      DATE FILED   AMOUNT         STATUS

Phase One Electric, Inc.*        Fort Wayne, IN       2/14/00    $54,402.30*    Lien Filed
G.R. Roberts Construction,       Fort Wayne, IN       2/28/00     $67,257.00    Lien Filed
Inc.
Continuing Care Concepts, Inc.   Gloucester, NJ       3/24/00    $269,808.50    Lien Filed
Continuing Care Concepts, Inc.   Gloucester, NJ       3/24/00    $275,407.50    Lien Filed
Continuing Care Concepts, Inc.   Hamilton, NJ         3/24/00    $258,871.00    Lien Filed
American Automatic Sprinkler,    Irving-Valley        1/24/00     $37,468.90    Lien Filed
Inc.                             Ranch, TX
Arrington Roofing Company,       Irving-Valley        2/10/00     $34,967.70    Threatened
Inc.                             Ranch, TX
Dynaten Corporation              Irving-Valley        1/14/00     $55,602.00    Threatened
                                 Ranch, TX
Houston-Stafford Electrical      Irving-Valley        2/29/00     $40,288.00    Lien Filed
Contractors                      Ranch, TX
Ike Painting                     Irving-Valley        1/13/00     $15,968.61    Threatened
                                 Ranch, TX
Wickes Direct                    Irving-Valley        3/24/00     $15,042.52    Lien Filed
                                 Ranch, TX
Drawdy Brothers Construction     Melbourne, FL        1/13/00     $14,848.00    Threatened
Continuing Care Concepts, Inc.   New Castle, DE       3/29/00    $804,598.05      Civil
                                                                                 Summons
American Builders &              Valley Station, KY   2/22/00     $77,096.31    Lien Filed
Contractors Supply Co.
Bullins Construction Inc.        Valley Station, KY    ______     $40,333.39    Lien Filed
Frontier Enterprises, Inc.       Valley Station, KY   9/23/99     $43,810.07    Lien Filed
Kentucky-Indiana Lumber Co.,     Valley Station, KY   9/28/99    $233,318.89    Lien Filed
Inc.
KFP, Inc. d/b/A Big Lumber Co    Valley Station, KY   12/31/99    $24,275.36    Lien Filed
Plumbers Supply Co.              Valley Station, KY   1/24/00     $83,708.95    Lien Filed
TJ Excavating                    Valley Station, KY   2/29/00      $7,014.00    Threatened
Vincent Construction             Valley Station, KY   2/02/00     $96,104.42    Lien Filed
Grinnell, Inc.                   Valley Station, KY    1/5/00     $45,634.00    Threatened
                                 (CBC)
Grinned, Inc.                    Valley Station, KY    1/5/00     $15,079.00    Threatened
                                 (SH)
Hughes Supply, Inc.              West Melbourne, FL   3/16/00      $1,344.28    Lien Filed
McLaughlin, Ben G.               West Melbourne, FL   2/24/00     $44,397.91    Lien Filed
W. Parmenter Excavating, Inc.    West Melbourne, FL    _____      $________     Lien Filed




* This Lien has been paid in full. The Company is awaiting receipt of an executed lien release, which release shall be filed or record.

                                    Exhibit E
                                    ---------

                                    The LLCs


1.    Clare Bridge of West Melbourne LLC

2.    Clare Bridge Cottage of Valley Station LLC

3.    Clare Bridge of Kenosha LLC

4.    Clare Bridge of New Castle LLC

5.    Clare Bridge of Frederick LLC

6.    Clare Bridge of Irving Valley LLC

7.    Clare Bridge of Fort Wayne LLC

8.    Clare Bridge Cottage of Gloucester LLC

9.    Wynwood of Hamilton LLC

10.   Clare Bridge Cottage of Greenwood LLC

                                    Exhibit F
                                    ---------

                                $34 Million Note


THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).


                     AMENDED AND RESTATED PROMISSORY NOTE
                     ------------------------------------

$34,000,000.00                                                Atlanta, Georgia
                                                                April 26, 2000

      WHEREAS, ALTERRA HEALTHCARE CORPORATION, a Delaware corporation (the "Company") previously executed and delivered that certain Promissory Note dated February 3, 2000, in the amount of $34,000,000.00 to Lender (the "Original Note") with respect to a loan made pursuant to that certain Amended and Restated Loan Agreement between Company and Lender of even date therewith;

      WHEREAS, the Company and Lender are entering into a Second Amended and Restated Loan Agreement of even date herewith (the "Second Amended Loan Agreement") whereby the parties have agreed, among other things, to amend the maturity date of the Original Note; and

      WHEREAS, as a condition of the Second Amended Loan Agreement, the Company has agreed to execute and deliver this Amended and Restated Promissory Note in substitution for the Original Note and by acceptance hereof Lender agrees to return the Original Note marked "cancelled" to the Company.

      IN CONSIDERATION OF THE FOREGOING, AND FOR VALUE RECEIVED, the Company promises to pay to the order of RDVEPCO, L.L.C., a Michigan limited liability company (the "Lender"), c/o RDV Corporation, 126 Ottawa Avenue, 500 Grand Bank Building, Grand Rapids, Michigan 49503, Attn: President, or such other place as designated in writing by the Holder, the principal sum of Thirty Four Million and No/100 Dollars ($34,000,000.00) together with interest on the principal balance outstanding from time to time in accordance with the provisions of this Note. This Note has been executed and delivered pursuant to the Second Amended Loan Agreement, the terms and conditions of which are incorporated herein by reference.

Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Second Amended Loan Agreement.

      1.    Interest Rate; Payment; Usury.
            ------------------------------

            (a) Provided that no Event of Default has occurred and is continuing and subject to the other provisions of this Note, interest shall accrue under this Note from the date of the last payment under the Original Note through the date of this Note and continuing through the date on which all outstanding principal and accrued and unpaid interest on this Note have been paid in full. The principal amount outstanding from time to time under this Note shall bear interest at the rate of ten percent (10%) per annum. During any period that an Event of Default shall have occurred and be continuing, interest on this Note shall accrue at a rate equal to fifteen percent per annum (15%) (the "Default Interest Rate"). Notwithstanding anything contained herein to the contrary, in no event shall the interest rate on this Note, including the Default Interest Rate, exceed the highest rate permitted by applicable law. Interest on this Note shall be based on a 360 day year and interest shall accrue and be payable for the actual number of calendar days elapsed. Interest shall be payable monthly in arrears beginning on April 30, 2000 and on the last day of each month thereafter until the principal and all accrued interest on this Note have been paid in full.

            (b) It is the intention of the Company and Lender to conform strictly to applicable usury laws now or hereafter in force, and any interest payable under the Second Amended Loan Agreement or this Note shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under such applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be (i) canceled automatically to the extent that such interest exceeds the maximum legal rate; (ii) if already paid, at the option of the Holder, either be rebated to the Company or credited on the principal amount of this Note; or (iii) if this Note has been prepaid in full, then such excess shall be rebated to the Company. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received under the Second Amended Loan Agreement and this Note that are made for the purpose of determining whether such rate exceeds the maximum legal rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of this Note (and any extensions of the term thereof that may be hereafter granted) all such interest at any time contracted for, charged, or received from the Company or otherwise by the Holder so that the rate of interest on account of this Note, as so calculated is uniform throughout the term hereof. If the Company is exempt or hereafter becomes exempt from applicable usury statutes or for any other reason the rate of interest to be charged on the this Note is not limited by law, none of the provisions of this paragraph shall be construed so as to limit or reduce the interest or other consideration payable under the Second Amended Loan Agreement or this Note or under the instruments securing payment thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Company and the Lender.

      2. Maturity. Unless the same shall become due earlier as a result of acceleration of the maturity, this Note shall mature on the earlier of (i) the Initial Closing (as such term is defined in the Purchase Agreement) of the Alterra Equity Transaction, or (ii) the Initial Closing of a Financing Proposal that is a Superior Proposal (as such terms are defined in the Purchase Agreement), or (iii) February 2, 2001. Upon the earlier to occur of the foregoing, the outstanding principal balance of this Note and all accrued and unpaid interest shall become due and payable.

      3. Prepayments. The Company may from time to time prepay this Note, in whole or in part, at any time. Any partial prepayment shall be applied first to interest which is accrued and unpaid and then to principal.

      4. Manner of Payment. The Company shall make payments in respect of this Note (including principal and interest) by wire transfer of immediately available funds to the account specified by the Holder.

      5. Events of Default; Acceleration. The maturity of this Note is subject to acceleration if an Event of Default occurs and is continuing as set forth in the Second Amended Loan Agreement.

      6. Collection Expenses. In the event Company fails to pay any installment of interest or principal when due, Company shall pay to the Holder, in addition to the amounts due, all costs of collection, including reasonable attorneys' fees.

      7. Company Waivers. Company, for itself and its successors and assigns, hereby waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of Company hereunder.

      8. Governing Law. All questions concerning the construction, validity and interpretation of this Note shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

      9. Amendment and Waiver. The provisions of this Note may be amended and waived only with the prior written consent of the Company and the Holder.

      IN WITNESS WHEREOF, the Company has executed this Note on the date first written above.

                                    ALTERRA HEALTHCARE CORPORATION


                                    By:
                                       ----------------------------
                                    Name: William F. Lasky
                                          Title: President

                                    Exhibit G
                                    ---------

                                $25 Million Note

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).


                                 PROMISSORY NOTE
                                 ---------------

$25,000,000.00                                                Atlanta, Georgia
                                                                April 26, 2000


      FOR VALUE RECEIVED, ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("Company"), promises to pay to the order of RDVEPCO, L.L.C., a Michigan limited liability company (the "Lender"), c/o RDV Corporation, 126 Ottawa Avenue, 500 Grand Bank Building, Grand Rapids, Michigan 49503, Attn: President, or such other place as designated in writing by the Holder, the principal sum of Twenty Five Million and No/100 Dollars ($25,000,000.00) together with interest on the principal balance outstanding from time to time in accordance with the provisions of this Note. This Note has been executed and delivered pursuant to that certain Second Amended and Restated Second Amended Loan Agreement between the Company and the Lender dated of even date herewith (the "Second Amended Loan Agreement"), the terms and conditions of which are incorporated herein by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Second Amended Loan Agreement.

      1.    Interest Rate; Payment; Usury.

            (a) Provided that no Event of Default has occurred and is continuing and subject to the other provisions of this Note, during the period commencing on the date of funding hereunder through, but not including, the date on which all outstanding principal and accrued and unpaid interest on this Note have been paid in full, the principal amount outstanding from time to time under this Note shall bear interest at the rate of ten percent (10%) per annum. During any period that an Event of Default shall have occurred and be continuing, interest on this Note shall accrue at a rate equal to fifteen percent per annum (15%) (the "Default Interest Rate"). Notwithstanding anything contained herein to the contrary, in no event shall the interest rate on this Note, including the Default Interest Rate, exceed the highest rate permitted by applicable law. Interest on this Note shall be based on a 360 day year and interest shall accrue and be payable for the actual number of calendar days elapsed. Interest shall be payable monthly in arrears beginning on April 30, 2000 and on the last day of each month thereafter until the principal and all accrued interest on this Note have been paid in full.

            (b) It is the intention of the Company and Lender to conform strictly to applicable usury laws now or hereafter in force, and any interest payable under the Loan Agreement or this Note shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under such applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be: (i) canceled automatically to the extent that such interest exceeds the maximum legal rate; (ii) if already paid, at the option of the Holder, either be rebated to the Company or credited on the principal amount of this Note; or (iii) if this Note has been prepaid in full, then such excess shall be rebated to the Company. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received under the Loan Agreement and this Note that are made for the purpose of determining whether such rate exceeds the maximum legal rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of this Note (and any extensions of the term thereof that may be hereafter granted) all such interest at any time contracted for, charged, or received from the Company or otherwise by the Holder so that the rate of interest on account of this Note, as so calculated is uniform throughout the term hereof. If the Company is exempt or hereafter becomes exempt from applicable usury statutes or for any other reason the rate of interest to be charged on the this Note is not limited by law, none of the provisions of this paragraph shall be construed so as to limit or reduce the interest or other consideration payable under the Second Amended Loan Agreement or this Note or under the instruments securing payment thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Company and the Lender.

      2. Maturity. Unless the same shall become due earlier as a result of acceleration of the maturity, this Note shall mature on the earlier of (i) the Closing (as such term is defined in the Purchase Agreement) of an Alterra Equity Transaction, or (ii) the Initial Closing of a Financing Proposal that is a Superior Proposal (as such terms are defined in the Purchase Agreement), or
(iii) June 30, 2000. Upon the earlier to occur of the foregoing, the outstanding principal balance of this Note and all accrued and unpaid interest shall become due and payable.

      3. Prepayments. The Company may from time to time prepay this Note, in whole or in part, at any time. Any partial prepayment shall be applied first to interest which is accrued and unpaid and then to principal.

      4. Manner of Payment. The Company shall make payments in respect of this Note (including principal and interest) by wire transfer of immediately available funds to the account specified by the Holder.

      5. Events of Default; Acceleration. The maturity of this Note is subject to acceleration if an Event of Default occurs and is continuing as set forth in the Second Amended Loan Agreement.

      6. Collection Expenses. In the event Company fails to pay any installment of interest or principal when due, Company shall pay to the Holder, in addition to the amounts due, all costs of collection, including reasonable attorneys' fees.

      7. Company Waivers. Company, for itself and its successors and assigns, hereby waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of Company hereunder.

      8. Governing Law. All questions concerning the construction, validity and interpretation of this Note shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

      9. Amendment and Waiver. The provisions of this Note may be amended and waived only with the prior written consent of the Company and the Holder.

      IN WITNESS WHEREOF, the Company has executed this Note on the date first written above.

                                    ALTERRA HEALTHCARE CORPORATION


                                    By:
                                       ----------------------------
                                    Name:  William F. Lasky
                                    Title: President

                                  Schedule 3.3

                       RELEASE PRICES FOR FIRST ADDITIONAL
                       -----------------------------------
                             COLLATERAL REAL ESTATE
                             ----------------------


                                   CONSTRUCTION       % TOTAL       RELEASE
              FACILITIES               COSTS           VALUE         PRICES

              Corona, CA             5,200,000       0.286216     4,672,105.78

              Topeka, KS             3,931,257       0.216383     3,532,172.43

              Leawood, KS            4,657,830       0.256374     4,184,973.75

              Lynchburg, VA          4,378,995       0.241027     3,934,453.84

                                    18,168,082          1.0       16,323,705.80*


* $16,323,705.80 is the current principal balance of the $20 million additional loan advanced pursuant to the First Amended Loan Agreement.

                                Schedule 5.1 (a)
                                ----------------

                            Capitalization of Holding

      Holding                                                     Shares
      -------                                                     ------

                                                            Authorized  Issued
                                                            ----------  ------
      Common Stock, $0.01 par value                            2,857    1,857

      Convertible Preferred Stock, $0.01 par value             1,000    1,000

                                Schedule 5.1 (b)
                                ----------------


                                      NONE

                                Schedule 5.1 (c)
                                ----------------

                                      NONE








                                       8